Exhibit 10

EXECUTION VERSION

EIGHTH AMENDMENT dated as of May 10, 2018 (this “Amendment”), to the Credit Agreement, dated as of December 15, 2014 (as amended by that certain First Amendment, dated as of March 31, 2015, that certain Second Amendment, dated as of September 28, 2015, that certain Resignation of Administrative Agent and Appointment of Administrative Agent Agreement, dated as of February 4, 2016, that certain Third Amendment, dated as of March 1, 2016, that certain Fourth Amendment, dated as of July 26, 2016, that certain Fifth Amendment, dated as of March 3, 2017, that certain Sixth Amendment, dated as of November 6, 2017, and that certain Seventh Amendment, dated as of March 27, 2018, the “Credit Agreement”), among WILLBROS GROUP, INC., a Delaware corporation (the “Borrower”), the GUARANTORS from time to time party thereto, PRIMORIS SERVICES CORPORATION, a Delaware corporation (the “Initial First-Out Lender”), KKR CREDIT ADVISORS (US) LLC, as Arranger and Bookrunner, the LENDERS from time to time party thereto and CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Loan Parties, the Administrative Agent and the Initial First-Out Lender are parties to the Credit Agreement.

WHEREAS, the Borrower has requested that the Initial First-Out Lender extend an Additional First-Out Loan on the Tranche A Additional First-Out Loan Borrowing Date (as defined below) in a principal amount of $5,000,000, the proceeds of which will be used as set forth in the Credit Agreement and the Initial First-Out Lender desires to extend such Additional First-Out Loan to the Borrower on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in further consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.    Defined Terms. Capitalized terms used but not defined herein (including the recitals hereto) shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2.    Tranche A Additional First-Out Loan.

(a)    Subject to the occurrence of each of the Amendment Effective Date (as defined below) and the Tranche A Additional First-Out Loan Borrowing Date, the Initial First-Out Lender agrees to make an Additional First-Out Loan (such Additional First-Out Loan, the “Tranche A Additional First-Out Loan”) to the Borrower in Dollars on the Tranche A Additional First-Out Loan Borrowing Date in a principal amount of $5,000,000 (the agreement of the Initial First-Out Lender to make the Tranche A Additional First-Out Loan being referred to as the “Tranche A Additional First-Out Loan Commitment”). Subject to the terms and conditions of the Credit Agreement, the Borrower may prepay the Tranche A Additional First-Out Loan but no amount paid or repaid with respect to the Tranche A Additional First-Out Loan may be reborrowed. The Tranche A Additional First-Out Loan may be a Base Rate Loan or a Eurodollar Loan, as further provided in the Credit Agreement.

(b)    The Initial First-Out Lender shall, before 2:00 p.m. (New York time) on the Tranche A Additional First-Out Loan Borrowing Date, make available to the Administrative Agent at its address referred to in Section 10.02 of the Credit Agreement, in immediately available funds in Dollars, the entire amount of the Tranche A Additional First-Out Loan. Promptly after receipt thereof, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to the Administrative Agent by the Borrower.

(c)    The Tranche A Additional First-Out Loan Commitment of the Initial First-Out Lender shall terminate upon the funding of the full amount of the Tranche A Additional First-Out Loan by the Initial First-Out Lender as provided in Section 2(b) above.

(d)    This Amendment constitutes an “Additional First-Out Loan Amendment” and the Tranche A Additional First-Out Loan shall constitute an “Additional First-Out Loan” for all purposes under, and as defined in, the Credit Agreement and the other Loan Documents, and the Tranche A Additional First-Out Loan shall be added to (and constitute a part of, be of the same Facility and Class as and have the same terms as) each outstanding Borrowing of the Initial First-Out Loans, so that the Initial First-Out Lender providing such Tranche A Additional First-Out Loan will participate proportionately in each outstanding Borrowing of Initial First-Out Loans.

SECTION 3.    Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (the first date on which such conditions precedent shall have been satisfied is referred to as the “Amendment Effective Date”):

(a)    The Initial First-Out Lender shall have executed a counterpart hereof and shall (or its counsel shall) have received from the Administrative Agent, the Borrower and each other Loan Party a counterpart of this Amendment signed on behalf of such party (which counterparts may be delivered by facsimile or electronic transmission in .pdf or .tif format).

(b)    The Primoris Merger Agreement shall not have been terminated and shall be in full force and effect in accordance with the terms thereof.

(c)    The Forbearance Agreement, and the forbearances provided for therein, shall not have been terminated, shall be in full force and effect in accordance with the terms thereof, and shall not have been amended, amended and restated, supplemented or otherwise modified since March 27, 2018.

(d)    The Limited Forbearance Agreement, dated as of March 27, 2018 (the “ABL Forbearance Agreement”), among Willbros United States Holdings, Inc., the Borrowers (solely for this purpose, as defined therein), the Borrower, the other persons party thereto as

Guarantors (solely for this purpose, as defined therein), the lenders party thereto and Bank of America, N.A., and the forbearances provided for therein, shall not have been terminated, shall be in full force and effect in accordance with the terms thereof, and shall not have been amended, amended and restated, supplemented or otherwise modified since March 27, 2018.

(e)    The Put/Call Agreement shall not have been terminated, shall be in full force and effect in accordance with the terms thereof, and shall not have been amended, amended and restated, supplemented or otherwise modified since March 27, 2018.

(f)    The Initial First-Out Lender (or its counsel) shall have received a certificate dated the Amendment Effective Date from a Responsible Officer of the Borrower certifying that on and as of the Amendment Effective Date, (i) the representations and warranties of the Loan Parties contained in Section 5 below are true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be certified to be true and correct in all respects), except to the extent any such representation and warranty relates to an earlier date, in which case such representation and warranty shall be certified to be true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be certified to be true and correct in all respects) as of such earlier date, and (ii) the conditions set forth in Sections 3(c) and 3(d) are satisfied.

(g)    The Initial First-Out Lender (or its counsel) shall have received a certificate dated the Amendment Effective Date from the Secretary or Assistant Secretary of each Loan Party (i) attaching each Organizational Document of such Loan Party, (ii) attaching resolutions of the Board of Directors, Board of Managers or similar governing body of such Loan Party approving and authorizing the execution, delivery and performance of this Amendment and certifying that such resolutions are in full force and effect as of the Amendment Effective Date and have not been amended or rescinded, (iii) attaching a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of organization, dated as of a recent date prior to the Amendment Effective Date and (iv) including a customary incumbency certification (or certifying that the incumbency certification provided to the Initial First-Out Lender in connection with the Seventh Amendment remains accurate in all respects).

(h)    The Initial First-Out Lender (or its counsel) shall have received (i) an opinion of Cravath, Swaine & Moore LLP, special New York counsel to the Borrower, and (ii) an opinion of Conner & Winters, LLP, Delaware counsel to the Borrower, in each case, dated the Amendment Effective Date and addressed to the Initial First-Out Lender and in a form reasonably acceptable to the Initial First-Out Lender (or its counsel).

(i)    The Administrative Agent and the Initial First-Out Lender shall have received a Notice of Borrowing with respect to the Tranche A Additional First-Out Loan (which shall be in the form agreed by the Initial First-Out Lender and the Borrower and shall include an exhibit setting forth the updated 14-week cash flow budget of the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Initial First-Out Lender).

Upon the satisfaction of the conditions set forth in this Section 3, the Initial First-Out Lender shall provide to the Borrower and the other parties hereto a written acknowledgement that the Amendment Effective Date has occurred.

SECTION 4.    Conditions to the Borrowing of the Tranche A Additional First-Out Loan. The obligation of the Initial First-Out Lender to make the Tranche A Additional First-Out Loan as set forth in Section 2 above is subject to the satisfaction of the following conditions precedent (the first date on which such conditions precedent shall have been satisfied (but that is at least one Business Day after the Amendment Effective Date) is referred to as the “Tranche A Additional First-Out Loan Borrowing Date”):

(a)    The representations and warranties of the Loan Parties contained in Section 5 below shall be true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects), except to the extent any such representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects) as of such earlier date.

(b)    No Default shall have occurred and be continuing or would result from the making of the Tranche A Additional First-Out Loan on the Tranche A Additional First-Out Loan Borrowing Date, in each case other than the Specified Defaults (as defined in the Forbearance Agreement and hereafter referred to as the “Specified Term Defaults”).

(c)    No Default or Event of Default (solely for this purpose, as defined in the ABL Credit Agreement) shall have occurred and be continuing or would result from the making of the Tranche A Additional First-Out Loan on the Tranche A Additional First-Out Loan Borrowing Date, in each case other than the Specified Defaults (as defined in the ABL Forbearance Agreement and hereinafter referred to as the “Specified ABL Defaults”).

(d)    The Initial First-Out Lender (or its counsel) shall have received a certificate dated the Tranche A Additional First-Out Loan Borrowing Date from a Responsible Officer of the Borrower certifying that on and as of the Tranche A Additional First-Out Loan Borrowing Date, (i) the representations and warranties of the Loan Parties contained in Section 5 below are true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be certified to be true and correct in all respects), except to the extent any such representation and warranty relates to an earlier date, in which case such representation and warranty shall be certified to be true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be certified to be true and correct in all respects) as of such earlier date and (ii) the conditions set forth in Sections 4(b), 4(c), 4(e), 4(f) and 4(g) are satisfied.

(e)    Each of the Forbearance Agreement and the ABL Forbearance Agreement (and the forbearances provided for therein) shall not have been terminated and shall be in full force and effect in accordance with the terms thereof and shall not have been amended, amended and restated, supplemented or otherwise modified since March 27, 2018.

(f)    No Triggering Event (as defined in the Primoris Merger Agreement) shall have occurred on the Tranche A Additional First-Out Loan Borrowing Date.

(g)    After giving effect to the making of the Tranche A Additional First-Out Loan on the Tranche A Additional First-Out Loan Borrowing Date, the Borrower and its Subsidiaries shall be substantially in compliance with the 14-week cash flow budget (as updated in accordance with the terms of the ABL Forbearance Agreement) of the Borrower and its Subsidiaries attached to the Notice of Borrowing delivered pursuant to Section 3(i) above.

SECTION 5.    Representations and Warranties. Each Loan Party represents and warrants as of each of the Amendment Effective Date and the Tranche A Additional First-Out Loan Borrowing Date as follows:

(a)    Authority, Etc. Each of the Loan Parties has the requisite organizational power and authority to execute, deliver and perform this Amendment. The execution, delivery and performance by each Loan Party of this Amendment (i) have been duly authorized by all necessary organizational action on the part of such Loan Party, (ii) do not and will not (A) contravene the terms of such Loan Party’s Organizational Documents, (B) violate any Legal Requirement or (C) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created under the Loan Documents and Liens created under the ABL Documents) under, (1) the provisions of any indenture, instrument or agreement to which such Loan Party is a party or by which it or its property is bound or (2) any order injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, except, in the case of clauses (ii)(B) and (ii)(C) above, to the extent any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No authorization, approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary or required on the part of any Loan Party in connection with the execution, delivery and performance by any Loan Party of this Amendment, except (I) as such have been obtained or made and are in full force and effect, and (II) actions by, and notices to or filings with, Governmental Authorities (including the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Loan Documents.

(b)    Enforceability. This Amendment has been duly executed and delivered by each Loan Party. This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors’ rights generally or general principles of equity.

(c)    Representations and Warranties. After giving effect to this Amendment and, on the Tranche A Additional First-Out Loan Borrowing Date, the Tranche A Additional First-Out Loan to be made on such date, the representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) on and as of each of the Amendment Effective Date and the Tranche A Additional First-Out Loan Borrowing Date, except to the extent any such representation and warranty relates to an earlier date, in which case such representation and warranty is true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) as of such earlier date; provided that, notwithstanding the foregoing, no representation and warranty is made by any Loan Party under this Section 5(c) with respect to the Excluded Representations. For purposes hereof, “Excluded Representations” means the representations and warranties set forth in Sections 4.06(d), 4.10(a) (insofar as such representation and warranty relates to the absence of the Specified Term Defaults or the Specified ABL Defaults), 4.10(b) (insofar as such representation and warranty relates to the absence of the Specified Term Defaults or the Specified ABL Defaults), 4.10(c) (insofar as such representation and warranty relates to the absence of the Specified ABL Default) and 4.20 of the Credit Agreement.

(d)    No Default. After giving effect to this Amendment and, on the Tranche A Additional First-Out Loan Borrowing Date, the Tranche A Additional First-Out Loan to be made on such date, no Default or Event of Default (other than any Specified Term Default) has occurred and is continuing as of the Amendment Effective Date or the Tranche A Additional First-Out Loan Borrowing Date, as applicable.

SECTION 6.    Reaffirmation and Ratification. On the Amendment Effective Date and as of the Tranche A Additional First-Out Loan Borrowing Date, the Loan Parties hereby:

(a)    acknowledge and agree that the Liens and security interests created under the Security Agreement and the other Security Documents in favor of the Administrative Agent for the benefit of the Secured Parties and securing payment of all Obligations (including, without limitation, all Obligations arising with respect to the Tranche A Additional First-Out Loan) outstanding pursuant to the Credit Agreement shall remain in full force and effect with respect to the Obligations (including, without limitation, all Obligations arising with respect to the Tranche A Additional First-Out Loan) and are hereby and thereby reaffirmed;

(b)    acknowledge and reaffirm their respective obligations as set forth in each Loan Document (as amended or otherwise modified by this Amendment), including, without limitation, all Obligations under the Credit Agreement and the other Loan Documents (as amended or otherwise modified by this Amendment);

(c)    agree to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document (as amended or otherwise modified by this Amendment), which remain in full force and effect;

(d)    confirm, ratify and reaffirm that (i) the guarantees and indemnities given by them pursuant to the Credit Agreement and/or any other Loan Documents continue in full force and effect, following and notwithstanding the amendments thereto pursuant to this Amendment, and (ii) the security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents in all of their right, title and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations (including, without limitation, all Obligations arising with respect to the Tranche A Additional First-Out Loan), is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of the Secured Parties, with the same force, effect and priority in effect immediately prior to entering into this Amendment; and

(e)    confirm, ratify and reaffirm the validity and enforceability of the appointment of the Administrative Agent as attorney-in-fact (and where applicable, its proxy) under each applicable Loan Document and, on the terms and conditions of such appointment under such applicable Loan Document, hereby reappoint the Administrative Agent as attorney-in-fact (and where applicable, its proxy), which appointment is irrevocable and coupled with an interest, in each case with full authority, after the occurrence and during the continuance of an Event of Default, to act for such Loan Party and in the name of such Loan Party, in each case, in accordance with, and to the extent of, its powers as an attorney-in-fact specified in such applicable Loan Document.

SECTION 7.    Effects on Loan Documents. Except as specifically amended herein or pursuant hereto, all provisions of the Credit Agreement and the other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Arranger or the Administrative Agent under any of the Loan Documents or constitute a waiver or consent of any provision of the Loan Documents or to any further or future action on the part of the Loan Parties that would require a waiver or consent of the Majority Lenders, any other Lender or the Administrative Agent.

SECTION 8.    GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 10.13 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN, MUTATIS MUTANDIS.

SECTION 9.    Loan Document. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. From and after the Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof” and words of similar import, as used in the Credit Agreement and the other Loan Documents, shall refer to the Credit Agreement as amended hereby.

SECTION 10.    Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

SECTION 11.    Modifications. Notwithstanding anything to the contrary set forth in the Credit Agreement, the provisions of this Amendment may not be waived, amended, supplemented or otherwise modified without the prior written consent of the Initial First-Out Lender. For the avoidance of doubt, notwithstanding the foregoing, the Credit Agreement may be further waived, amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the date first above written.

WILLBROS GROUP, INC.

By:	/s/ Michael Fournier
Name:	Michael Fournier
Title:	President & CEO

[Signature Page to Eighth Amendment]

ACKNOWLEDGED AND AGREED BY:

CHAPMAN CONSTRUCTION CO., L.P.

CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.

CONSTRUCTION TANK SERVICES LLC

LINEAL INDUSTRIES, INC.

WILLBROS CONSTRUCTION (U.S.), LLC

WILLBROS ENGINEERING & SERVICES, LLC

WILLBROS T&D SERVICES, LLC

WILLBROS UNITED STATES HOLDINGS, INC.

WILLBROS UTILITY T&D GROUP COMMON PAYMASTER, LLC

WILLBROS UTILITY T&D HOLDINGS, LLC

WILLBROS UTILITY T&D OF NEW YORK, LLC

WILLBROS WEST COAST SERVICES, INC.

By:	/s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Authorized Person

[Signature Page to Eighth Amendment]

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent,

By:	/s/ Emily Ergang Pappas
Name:	Emily Ergang Pappas
Title:	Associate Counsel

[Signature Page to Eighth Amendment]

PRIMORIS SERVICES CORPORATION, as the Initial First-Out Lender,

By:	/s/ Peter J. Moerbeek
Name:	Peter J. Moerbeek
Title:	Executive Vice President, Chief Financial Officer

[Signature Page to Eighth Amendment]